Because the electronic format for filing Form NSAR does not provide adequate space for responding to Item Q73A correctly, the correct answer is as follows:

Q73A
Dividends from net investment income:

Series 0

Class A
0.1935

Class B
0.1039

Class C
0.1039

Class Z
0.221


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Item Q74V correctly, the correct answer is as follows:

Q74V
Net asset Values:

Series 0

Class A
26.59

Class B
26.44

Class C
26.44

Class Z
26.64